Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Mifflinburg Bancorp, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey J. Kapsar, President and Chief Executive Officer of the Company, and I, Thomas C. Graver Jr, Senior Executive Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2025	By:	/s/ Jeffrey J. Kapsar
Jeffrey J. Kapsar
President and Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ Thomas C. Graver Jr.
Thomas C. Graver Jr.
Senior Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)